UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Union Bankshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Union Bankshares, Inc.

20 Lower Main Street
PO Box 667
Morrisville, VT 05661
(802) 888-6600

April 12, 2013

Dear Shareholder,

The 122nd annual meeting of Union Bankshares, Inc. (the “Company”) will be held Wednesday, May 15th at 3 p.m. at the Stone Grill Restaurant meeting room located at 116 Vermont Route 15West, Morrisville, Vermont. You are cordially invited to attend. Enclosed are a notice of annual meeting, a proxy statement and a proxy card for voting your shares.

Also enclosed with this mailing is a copy of the Annual Report of Union Bankshares, Inc. for the year ended December 31, 2012, which includes a letter to shareholders, audited consolidated financial statements and footnotes, summary of financial highlights, management's discussion and analysis of financial results, and other information about the Company and its financial performance. Our proxy materials and Annual Report are also posted on www.unionbankvt.com and on a special internet website, as indicated in the Notice of Internet Availability section of the attached Notice of Annual Meeting.

If your shares are held through a broker, please note that the rules that govern how brokers vote your shares changed three years ago. Your broker will not have the authority to vote your shares on the election of directors, or on the advisory "say-on-pay" and "say-on-frequency" votes without your specific instructions. Therefore, it is especially important this year that you submit your proxy promptly so your votes can be counted.

All shareholders of record will have three options for voting. In addition to returning the enclosed proxy card by mail, you may alternatively vote by phone or via the internet. For further details, refer to the proxy card or the Information About the Meeting section of the Proxy Statement.

We hope you will join us immediately following the meeting for an informal gathering of shareholders, directors and bank officers at the Stone Grill Restaurant, Route 15 West, Morrisville, VT.

Sincerely,

Kenneth D. Gibbons	David S. Silverman
Chairman	President & Chief Executive Officer

Union Bankshares, Inc.

NOTICE OF
2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 15, 2013

To the Shareholders of Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. (the “Company”) will be held at 3:00 p.m., local time, on Wednesday, May 15, 2013, at the Stone Grill Restaurant meeting room located at 116 Vermont Route 15 West, Morrisville, Vermont for the following purposes:

1.
To fix the number of directors at eight for the ensuing year and to elect eight directors (or such lesser number as circumstances may warrant), to serve a one year term and until their successors are elected and qualified;

2.	To consider a nonbinding resolution to approve the compensation of the Company's Named Executive Officers;

3.	To approve a frequency of one, two, or three years for future advisory vote on the compensation of the Company's Named Executive Officers;

4.	To ratify the appointment of the independent public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2013; and

5.	To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 28, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

This notice of meeting and proxy statement, the accompanying proxy card and our 2012 Annual Report to Shareholders are available on the internet in a downloadable, printable and searchable format and may be accessed at
http://www.cfpproxy.com/6393.

By Order of the Board of Directors,

John H. Steel
Secretary

Morrisville, Vermont
April 12, 2013

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, OR BY FOLLOWING THE INSTRUCTIONS ON THE PROXY TO VOTE BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

PROXY STATEMENT
TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING	1
Why have I received these materials?	1
Who is entitled to vote at the annual meeting?	1
How do I vote my shares at the annual meeting?	1
Can I change my vote after I submit my proxy?	2
Can I vote in person at the meeting instead of voting by proxy?	2
What does it mean if I receive more than one proxy card?	2
What is a broker nonvote?	2
What constitutes a quorum for purposes of the annual meeting?	3
What vote is required to approve matters at the annual meeting?	3
Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1, 2, 3 and 4?	4
How does the Board recommend that I vote my shares?	4
How are proxies solicited?	4
Who pays the expenses for soliciting proxies?	4
SHARE OWNERSHIP INFORMATION	5
Share Ownership of Management and Principal Holders	5
Section 16(a) Beneficial Ownership Reporting Compliance	6
PROPOSAL 1-TO ELECT DIRECTORS	6
Director Qualifications	8
Directors' Compensation	10
Attendance at Directors' Meetings	12
Director Independence	12
Board Committees and Corporate Governance	12
Audit Committee	12
Compensation Committee	13
Board Nominating Functions	13
Board Leadership Structure and Role in Risk Oversight	14
Codes of Ethics	15
Shareholder Recommendations for Board Nominations	15
Attendance at Annual Meeting of Shareholders	16
Communicating with the Board	16
Transactions with Management and Directors	16
Compensation Committee Interlocks and Insider Participation	16
Vote Required to Approve Proposal 1	16
AUDIT COMMITTEE REPORT	17
COMPENSATION COMMITTEE REPORT	18
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	22
Stock-Based Compensation	23
Deferred Compensation Plans	24
Defined Benefit Pension Plan	25
Defined Contribution Retirement Savings Plan	25
Short Term Incentive Performance Plan	26
PROPOSAL 2-NONBINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS	26
PROPOSAL 3-NONBINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY "SAY-ON-PAY" VOTES	27
PROPOSAL 4-RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	28
Audit Fees	29
Audit Committee Preapproval Guidelines	29
Vote Required to Approve Proposal 4	29
SHAREHOLDER PROPOSALS	30
OTHER MATTERS	30

UNION BANKSHARES, INC.
20 Lower Main Street
Morrisville, VT 05661
(802) 888-6600

PROXY STATEMENT

Annual Meeting of Shareholders
May 15, 2013

INFORMATION ABOUT THE MEETING

Why have I received these materials?

We are sending this proxy statement and proxy card on behalf of the Board of Directors to solicit your vote on matters to be voted on at the annual meeting of the shareholders of Union Bankshares, Inc. (the “Company,” “we” or “our”) to be held at 3:00 p.m. local time on Wednesday, May 15, 2013, at the Stone Grill Restaurant meeting room located at 116 Vermont Route 15 West, Morrisville, Vermont. This proxy statement and proxy card are accompanied by the Company's Annual Report to Shareholders for the year ended December 31, 2012, which contains the Company's audited consolidated financial statements and footnotes. These materials were first sent to our shareholders on or about April 12, 2013. You are cordially invited to attend the annual meeting and are asked to vote on the following proposals:

1.	To elect eight directors to the Company's Board of Directors (the “Board”) for the ensuing year;

2.	To consider a nonbinding resolution to approve the compensation of the Company's Named Executive Officers;

3.	To approve a frequency of one, two or three years for future advisory on the compensation of the Company's Named Executive Officers; and

4.	To ratify the selection of our independent auditors.

Who is entitled to vote at the annual meeting?

Only holders of record of the Company's $2.00 par value common stock as of the close of business on March 28, 2013 (the record date for the meeting) will be entitled to vote at the annual meeting. On that date there were 4,455,406 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting.

How do I vote my shares at the annual meeting?

If you are a shareholder of record of the Company's common stock, you may vote your shares by completing and signing the accompanying proxy card and returning it in the enclosed postage paid envelope. Alternatively, you may vote your shares by telephone at 1-855-362-6704 or over the internet at http://www.rtcoproxy.com/unb. Be sure to have your proxy card in hand if you vote by telephone or the internet and follow the instructions on the card. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent, Registrar and Transfer Co. of Cranford, New Jersey.

“Street name” shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I change my vote after I submit my proxy?

Yes, after you have mailed your proxy card or submitted your proxy by telephone or the internet, you may change your vote at any time before the proxy is exercised at the annual meeting. A timely-submitted later dated proxy supersedes all earlier proxies. Shareholders of record may change their vote by

•
mailing a proxy card bearing a later date. You may request a new proxy by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, JoAnn Tallman, for assistance at the address and telephone number shown on page one of this proxy statement; or

•	submitting a later dated proxy by telephone or the internet; or

•	withdrawing your previously given proxy in person at the annual meeting and voting your shares by ballot.

“Street name” shareholders who wish to change their vote must contact the institution that holds their shares and follow the applicable procedures prescribed by the institution.

Can I vote in person at the meeting instead of voting by proxy?

Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to complete and return the enclosed proxy card, or to vote your shares by telephone or the internet, to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote by ballot instead.

If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from the bank, broker or nominee in order to vote your shares in person at the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered differently in more than one account (for example, “John Doe” and “J. Doe”). To ensure that all your shares are voted, you should complete, sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. You may do so by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, JoAnn Tallman, for assistance at the address and telephone number shown on the cover of this proxy statement.

What is a broker nonvote?

Under stock exchange rules and brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nonroutine matters. A broker nonvote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nonroutine matters where customer instructions have not been received. The “missing” votes in such a case are broker nonvotes.

Please note that the rules for broker voting of shares in an uncontested election of directors changed three years ago. All director elections, whether or not contested, are now considered nonroutine, and therefore, a broker may not vote a customer's shares in the election of directors without specific instructions from the beneficial owner. In addition, your broker will not have the authority to vote your shares on Proposal 2 (approval of executive compensation) or Proposal 3 (recommendation as to frequency of future advisory votes on executive compensation) unless you provide voting instructions. If you hold your shares through a broker, please be sure to follow your broker's instructions on how to direct the voting of your shares at the annual meeting.

The ratification of the appointment of the Company's independent auditors is considered to be a routine matter for purposes of a broker's discretionary voting authority under current stock exchange rules. Therefore, a broker may vote uninstructed shares on Proposal 4 under its discretionary authority.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies marked as “WITHHOLD AUTHORITY” on the election of directors (Proposal 1), "ABSTAIN" on the advisory vote to approve the compensation of the Named Executive Officers of the Company (Proposal 2) or "ABSTAIN" on the advisory vote to approve a frequency for future advisory say-on-pay votes of the shareholders (Proposal 3) or “ABSTAIN” on the ratification of the appointment of the independent auditors (Proposal 4) will be treated as present at the meeting for purposes of determining a quorum.
Broker nonvotes are counted for determining a quorum on routine matters (such as ratification of the appointment of the independent auditors) since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be nonroutine (such as the election of directors and the advisory votes on executive compensation and on the frequency of future advisory votes on executive compensation), broker nonvotes are not considered shares entitled to be voted by the broker without voting instructions from the beneficial owner, and therefore would not be counted in determining a quorum.

What vote is required to approve matters at the annual meeting?

The election of directors (Proposal 1) will require the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to WITHHOLD AUTHORITY for any nominee or the entire slate will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.

Approval of the nonbinding resolution to approve the compensation of the Company's Named Executive Officers (Proposal 2) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 2.

The shareholders' approval of a frequency of one, two, or three years for future advisory say-on-pay votes of the shareholders (Proposal 3) will be determined by a plurality of the votes cast. Therefore, abstentions will not affect the outcome of the vote on Proposal 3.

Ratification of the appointment of the Company's independent auditors (Proposal 4) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 4.

If any other matter should be presented at the meeting, approval of such matter would require that more votes be cast in favor than opposed. Management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors, approval of the compensation of the Named Executive Officers of the Company, the approval of a frequency of say-on-pay votes, and ratification of the appointment of the independent auditors.

Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1, 2, 3, and 4?

Because the election of directors (Proposal 1) is not the subject of an election contest and is by plurality vote, broker nonvotes at the annual meeting will not affect the outcome of the election of directors.

Broker nonvotes are not considered to be “votes cast” and therefore will not affect the outcome of the votes on approval of executive compensation (Proposal 2) or on the ratification of the appointment of independent auditors (Proposal 4), nor will they affect the outcome of the vote on the frequency of future advisory votes on executive compensation, which is determined by plurality vote.

How does the Board recommend that I vote my shares?

The Board of Directors recommends that you vote FOR Proposal 1 to set the number of directors for the ensuing year at eight and to elect the eight nominees listed in this proxy statement; vote FOR the nonbinding resolution to approve the compensation of Company's Named Executive Officers; vote for a frequency of EVERY THREE YEARS for future shareholder advisory votes to approve the compensation of the Company's Named Executive Officers; and FOR Proposal 4, to ratify the appointment of the independent accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2013.

If you vote by proxy card, your shares will be voted in the manner you indicate on the proxy card. If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR Proposals 1,2 and 4, and FOR a three year frequency on Proposal 3 and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?

Proxies are being solicited by mail. Proxies may also be solicited by directors, officers or employees of the Company or our wholly-owned subsidiary, Union Bank (“Union” or the “Bank”), in person or by telephone, facsimile, or electronic transmission. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?

The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 31, 2013 by:

•	each incumbent director and nominee for director of the Company;

•	each executive officer named in the 2012 Summary Compensation Table included elsewhere in this proxy statement;

•
all of the Company's directors, nominees and executive officers as a group; and each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

Shareholder or Group	Shares Beneficially Owned		Percent of Class
Directors, Nominees and Executive Officers
Cynthia D. Borck	5,279	(1)	*
Steven J. Bourgeois	1,600	(2)	*
Kenneth D. Gibbons	56,157	(3)	1.26
Marsha A. Mongeon	4,983	(4)	*
Timothy W. Sargent	968		*
David S. Silverman	4,835	(5)	*
John H. Steel	7,000	(6)	*
Schuyler W. Sweet	7,500	(7)	*
Cornelius J. Van Dyke	1,108	(8)	*

All Directors, Nominees and Executive Officers as a Group
(9 in number)	89,430		2.01

Other 5% or more Shareholders
Richard C. Sargent	544,364	(9)	12.22
Genevieve L. Hovey Trust	422,908		9.49
Susan Hovey Mercia	603,713	(10)	13.55
Walter M. Sargent Revocable Trust	323,596	(11)	7.26

*	Denotes less than one percent (1%) of class.
(1)	Ms. Borck has shared voting and investment power over 102 of the shares listed.
(2)	Mr. Bourgeois has shared voting and investment power over all shares listed. All of such shares are held in the Bourgeois Family Trust.
(3)	Mr. Gibbons has shared voting and investment power over 27,387 of the shares listed.

(4)	Ms. Mongeon has shared voting and investment power over 1,075 of the shares listed. Includes 3,300 shares Ms. Mongeon has the right to acquire under presently exercisable incentive stock options.
(5)
Mr. Silverman has shared voting and investment power over 3,335 of the shares listed. Includes 660 shares held in an IRA for the benefit of Mr. Silverman's wife. Includes1,500 shares Mr. Silverman has the right to acquire under presently exercisable incentive stock options.

(6)	Mr. Steel has shared voting power over 2,000 of the shares listed.
(7)	All shares are held in the Schuyler W. Sweet 2000 Revocable Trust, of which Mr. Sweet is settlor and trustee.
(8)
There are 708 shares held in the Cornelius J. Van Dyke Revocable Trust of which Mr. Van Dyke is settlor and trustee. The total includes 400 shares held in the Carol Phillips Hillman Revocable Trust, which is Mr. Vank Dyke's wife's trust.

(9)
Mr. Sargent has shared voting power over 541,863 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 323,596 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is one of three trustees.

(10)
Ms. Mercia has shared voting and investment power over 178,908 of the shares listed. She is the sole trustee and a beneficiary of the Genevieve L. Hovey Trust, and all 422,908 of the shares held by the trust are included in Ms. Mercia's share total, however Ms. Mercia disclaims beneficial ownership of 211,454 shares.

(11)
All 323,596 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is one of three co-trustees of the Trust and of which he and members of his family are beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file with the Securities and Exchange Commission (“SEC”) reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2012 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were timely complied with, except with regard to the late filed Form 5 report for Richard C. Sargent, relating to the receipt of a gift of shares during 2011 and 2012.

PROPOSAL 1: TO ELECT DIRECTORS

The Company's Amended and Restated Articles of Association and Bylaws provide for a Board of at least three directors, with the exact number to be fixed by the shareholders at each annual meeting. The Board of Directors currently consists of eight individuals and the Board has recommended that the shareholders again fix the number of directors for the ensuing year at eight, or such lesser number as circumstances require should any of the nominees be unable to serve.

The table below contains certain biographical information about each of the eight incumbent directors standing for reelection to the Board. Additional biographical information for each of them is set forth following the table under the caption “Director Qualifications.”

Name and Age	Served as Director Since (1)	Principal Occupation for Past Five Years

Cynthia D. Borck, 63	1995
Principal, Consulting Services Information (business consulting),
Morrisville, VT, 2008-present.
Previously, Vice President, Union Bankshares, Inc. and Executive Vice President, Union Bank (retired June 30, 2008)
Morrisville, VT

Steven J. Bourgeois, 64	2005	Chief Executive Officer and Principal Owner, Strategic Initiatives for Business LLC (business consulting), St. Albans, VT, 2002-present.

Kenneth D. Gibbons, 66	1989	Chairman of the Board, Union Bankshares, Inc. and Union Bank; May 18, 2011 - present. Previously, Chief Executive Officer and President of both Companies. Morrisville, VT

Timothy W. Sargent, 37	2011	Attorney at Law, Sargent Law Office Morrisville, VT

David S. Silverman, 52	2011
Chief Executive Officer and President, Union Bankshares, Inc. and Union Bank; May 16, 2012 - present.
Previously, President, Union Bankshares, Inc. and Union Bank and Vice President, Union Bankshares, Inc. and Senior Vice President and Senior Loan Officer, Union Bank
Morrisville, VT

John H. Steel, 63	2002	Owner, President and Treasurer, Steel Construction, Inc. Stowe, VT

Schuyler W. Sweet, 65	2008	Owner and Manager, Stony River Properties, LLC (equipment leasing and property management) Littleton, NH

Cornelius J. Van Dyke, 59	2010	President and General Manager, Golden Eagle Resort Stowe, VT

(1) Each incumbent director is also a director of Union Bank; years of service do not include service on the Board of Union Bank.

Director Qualifications

Community banking is about being a good member of the communities we serve and providing quality customer service and products, while ensuring that the interests of our stockholders and employees are satisfied and our regulatory requirements are met. The Company's Board meets at least quarterly, and Union Bank's Board meets semi-monthly, to strategize, guide and monitor the activities of the Bank to achieve these goals. We rely on our directors for their strategic vision, business acumen and knowledge of local markets and opportunities. All of our directors live or work in the communities we serve and bring a unique set of talents, perspectives and backgrounds to our Board. They have been active members in organizations of their choice and interest over their lifetimes, usually in a leadership position, which has added to their reputations as respected individuals. Our incumbent directors include long-standing members of the Board who have served through many economic cycles, technological advancements, regulatory changes and periods of Company growth.

The information below summarizes the specific experience, qualifications, attributes and skills that led our Board to conclude that the individual should serve on the Company's Board. We believe that in their professional and personal lives and through their Board service, each has demonstrated sound judgment, leadership capabilities, high ethical standards and a strong commitment for service to the Company.

Cynthia Borck has been a Director since 1995 and was employed for twenty two years by the Company's subsidiary, Union Bank, prior to her retirement in 2008 from her position as Executive Vice President. During her career at the Bank, Cynthia worked in and managed operations, retail lending, secondary market loan sales and branch administration. Cynthia has also been active in the Vermont Bankers Association (VBA), serving on various VBA committees and its executive council and is a past VBA Chair. Following her retirement from the Bank in 2008, she established Consulting Services Information, a business consulting firm which she owns and operates, in addition to working with a CPA firm periodically. Cynthia has also been active in both civic and church organizations. Her in depth understanding of Union and community banking adds strength and consistency to the Board. She serves on Union's 401K Committee and Chairs its Trust Committee.

Steven Bourgeois began his career in banking in 1969. He served as the President and Chief Executive Officer (“CEO”) of Franklin Lamoille Bank in St. Albans, Vermont from 1991 to 2001 when the Company was acquired. He continued as Regional President of Banknorth until 2002 and as an Advisory Board member until 2004. He is the owner and CEO of Strategic Initiatives for Business LLC, a business consulting firm he founded in 2002. Steve has served as an officer/board member of the Vermont Economic Development Authority from 1988 until present, as a member of the Governor's Council of Economic Advisors from 2002 to 2010, and has served on many statewide councils at the Governor's request. Steve has numerous other business, community, civic and banking industry group memberships in Vermont and Franklin County. He joined the Company's Board in 2005, and is the Chair of the Audit Committee. Steve is the designated “audit committee financial expert” as defined by the regulations of the SEC, and is also the Audit Committee representative on the Company's Disclosure Control Committee. He is also a member of Union's St. Albans Advisory Board.

Kenneth Gibbons served as President, of both the Company and Union from 1991 until April 1, 2011 and as CEO of the Company and Union until the 2012 annual meeting. Ken has served as Chairman of the Board since the 2011 annual meeting. Ken began his banking career in 1965 in Massachusetts and has worked in all areas of banking during the intervening years. Ken moved to Vermont in 1975 and joined Union in 1984 as Vice President of Commercial Lending. Ken has served on many committees of the VBA and is a past VBA Chair. He has also been actively involved with the American Bankers Association and is a former member of the board of directors of the Independent Community Bankers of America (ICBA). Ken has been very active in numerous civic organizations and currently serves on the board of the Vermont Educational and Health Buildings Finance Agency, the Lamoille Region Chamber of Commerce, Sterling College, and the Vermont Chamber of Commerce and on various Copley Hospital committees. Ken joined the Company's Board in 1989, and serves on Union's Pension Committee.

Timothy Sargent joined the Company's Board in 2011. He currently practices law in Morrisville, Vermont, at Sargent Law Office, and has been there since 2004. In January 2009, Mr. Sargent assumed full ownership of the firm. He holds a law degree from Vermont Law School and a bachelor of science degree from Bates College. For the past nine years, Tim has served as a Trustee on the Morrisville Water and Light Board and been actively involved with the Morrisville Rotary Club, where is his currently Treasurer. In addition, Tim sits on the Ron Terrill Scholarship Fund Committee - which awards scholarships to local graduating high school students. Tim is an active member in the local community and cares very deeply about the economic health and vitality of the region. The Company values his legal insights, knowledge of local businesses and perspective with regard to a younger generation. Tim was appointed to Union Bank's Board in July, 2010 and serves on the Company's Audit Committee.

David Silverman became President of the Company and the Bank on April 1, 2011 and CEO in May 2012. David was appointed to the Bank's Board of Directors in November 2010 and elected to the Company's Board at the 2011 annual meeting. David has been with the Bank for 26 years and before becoming President, served in many capacities, including Vice President of the Company and Senior Vice President and Senior Loan Officer of the Bank. David has been active in the community having served as a trustee of the Hardwick Electric Department, on the Boards of the Stowe Area Association, Lamoille County Health Services, and as a member of the Morristown Development Review Board. He is currently serving on the Board and is Treasurer of Community Health Services of Lamoille Valley, as an executive council member of the Vermont Bankers Association, and the Board of Directors of Lamoille Economic Development Corporation. David serves on the Bank's Trust, Pension and 401K Committees and all three of Union's local Advisory Boards.

John Steel founded Steel Construction in Stowe, Vermont in 1981 and is now one of the premier builders in Stowe. He holds a degree in Business Administration from the University of Denver. John has been a leader in many civic organizations in Stowe. He currently serves as a member-at-large of Copley Hospital Trustees serving on its executive, finance and compensation committees. John is also Chair of the Copley Woodlands Board. His business, trust and investment knowledge brings valuable insight to the Board. John joined the Board in 2002 and serves on the Company's Compensation Committee, as well as on Union's Trust, 401K and Pension Committees. He became Secretary of the Company in October, 2010.

Schuyler Sweet is the owner and Manager of Stony River Properties, LLC, an equipment leasing and property management company in Littleton, New Hampshire. Schuyler has owned and operated a number of businesses over the years, including busing companies, a travel agency and leasing companies. Schuyler, who joined the Board in 2008, has been on Union Bank's Northern New Hampshire Advisory Board since 2005 and is very active in local civic and business organizations. His considerable experience in managing small businesses, his in-depth familiarity with the Littleton market and his inquisitive nature adds strength to the Company's Board. Schuyler's knowledge of the New Hampshire banking market is especially important as Union acquired three New Hampshire branches in May 2011 and continues to grow its franchise in the state. Schuyler serves as Chair of the Company's Compensation Committee. He also serves on the Company's Audit Committee, as well as on Union's Pension Committee.

Neil Van Dyke from Stowe, Vermont was appointed to the Board of Union Bank in 2009 and elected to the Company's Board in 2010. He adds a unique perspective to the Company's complement of Board members as the part owner of a large resort property in Stowe. Neil holds a Bachelor's Degree from Dartmouth College and a Master of Science with a concentration in recreation management from SUNY College of Environmental Science and Forestry. Neil joined the staff of the Golden Eagle Resort in 1979 and is currently the President and General Manager. Neil has been actively involved on the board of Stowe Area Association since 1982, currently serving as its Vice President and Treasurer and is the founder of Stowe Mountain Rescue, where he has been a team leader since 1980. He also was elected as a member of the Stowe Select Board in 2010. Neil served as a director of the Franklin Lamoille Bank and on the Vermont advisory board of Banknorth from 1998 until 2006. Neil's extensive education and experience in the travel and tourism business, which is an important business segment in our markets, as well as his prior bank board involvement, add further depth to the Board. Neil serves on the Company's Compensation Committee and on the Bank's Trust Committee.

Director's Compensation
Directors' fees, committee fees and advisory board member fees are determined annually by the Company's Board of Directors for service on the Boards of the Company and Union. The appropriateness of the fees paid is reviewed on a periodic basis by the Compensation Committee ("Committee") or the Company's Board based on published surveys, consultant recommendations and knowledge of other financial institutions' director compensation practices.
In November 2010, the Committee and Union's Board engaged Pearl Meyer and Partners (“Pearl”) to review director compensation for the Company and Union as well as officer compensation at Union. This analysis resulted in the Company Board approving adjustments during 2011 to the Company and Bank director fee compensation structure, including compensation for service on Board committees. The director fees for 2012 followed the same compensation structure as had been implemented in 2011, with a 3% fee increase which matched the average salary increase for Union employees in 2012.
During 2012, the Committee recommended and Union's Board approved an additional special strategic planning meeting fee for Union's nonemployee Directors of $250 for ½ day sessions and $500 for all day sessions.
Each director of the Company also served as a director of Union throughout 2012. All directors of the Company received an annual retainer of $8,462 but did not receive any fees for attendance at regular or special meetings of the Company's Board. Mr. Gibbons also received an additional retainer of $1,500 for his service as Chairman of the Company's Board throughout 2012. For 2012, the Committee Chairs of the Company's Compensation and Audit Committees were paid an annual retainer of $500. All members of the Audit Committee received a $350 per meeting fee and all members of the Compensation Committee received a $300 per meeting fee. The Audit Committee member who sits on the Company's Disclosure Control Committee received a $500 per meeting fee.
Nonemployee directors of Union received an annual retainer of $6,529 and a per meeting fee of $647 for service on Union's Board during 2012. In addition, nonemployee directors of Union who serve on Union's Trust Committee received a $125 per meeting fee, and the Chair of the Trust Committee received an annual retainer of $500. All nonemployee directors of Union's Defined Benefit Pension Plan Committee or 401(k) Plan Committee received a $125 per meeting fee.

Directors may also serve on one of Union's three regional advisory boards, for St. Johnsbury or St. Albans, Vermont or Northern New Hampshire. Nonemployee directors of Union who serve on any of these advisory boards receive a per meeting fee of $275.
Upon stepping down as CEO on May 16, 2012, Mr. Gibbons received a prorated portion of the annual retainer fee of $1,500 ($812.50 in 2012) for his service as Union Board Chairman for the remainder of 2012. Mr. Gibbons also began to receive per meeting compensation for his service as a Director of Union, and as a member of Union's Defined Benefit Pension Plan Committee. All Company and Union director fees paid to Mr. Gibbons during 2012 are disclosed in the 2012 Summary Compensation Table and footnotes contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - 2012 Summary Compensation Table.”
Also during 2012, Mr. Silverman, who is a full-time employee of Union, served as a Director of the Company and of Union. Mr. Silverman received fees for serving as a Company director but was not separately compensated for his service on Union's Board, Union's advisory boards or on any of Union's committees. All director fees paid to Mr. Silverman during 2012 for his service on the Company's Board are disclosed in the Summary Compensation Table and footnotes contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - 2012 Summary Compensation Table.”
Company and Union directors are eligible to participate in the Executive Nonqualified Excess Plan. The plan is a defined contribution plan designed to provide a means by which participants may elect to defer receipt of current compensation from the Company or Union in order to provide retirement or other benefits as selected in the individual adoption agreements. Additional information about the plan is contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Deferred Compensation Plans.”
The Company and Union also maintain the 2008 Amended and Restated Nonqualified Deferred Compensation Plan, which was closed to new participants in 1998 and closed to new deferrals in 2004. Two nonemployee directors received annual payouts under the plan in 2012, both of whom are also entitled to future annual payments. The Company and Union have jointly purchased insurance on the lives of the participants for the purpose of recouping in the future the benefit payments made under the plan. Additional information about the plan is contained elsewhere in the proxy statement under the caption “EXECUTIVE COMPENSAITON - Deferred Compensation Plans.”
Except as described above, the Company's and Union's nonemployee directors were not eligible to receive any other form of compensation during 2012.

The following table lists the annual compensation paid to or earned during 2012 by the Company's nonemployee directors for service on the Boards of the Company and the Bank:
2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)(2)	All Other Compensation ($)(3)	Total ($)

Cynthia D. Borck	$32,247	$—	$32,247
Steven J. Bourgeois	35,269	2,750	38,019
Timothy W. Sargent	32,122	—	32,122
John H. Steel	36,494	—	36,494
Schuyler W. Sweet	35,600	3,300	38,900
Cornelius Van Dyke	34,922	—	34,922

(1)
Includes fees paid for service on the Boards of Directors and committees of both the Company and Union Bank. Director fees earned by Mr. Gibbons and Mr. Silverman during 2012 are disclosed in the 2012 Summary Compensation table.

(2)
Does not include annual benefit payments paid to nonemployee directors under the Company's 2008 Amended and Restated Nonqualified Deferred Compensation Plan, attributable to compensation deferrals in prior years.

(3)	Union regional advisory board fees.

Attendance at Directors' Meetings

During 2012, the Company's Board of Directors held 14 regular meetings and no special meetings. All incumbent directors attended at least 86% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, each of the Company's directors also serve on Union Bank's Board, which meets twice monthly.

Director Independence

The Board of Directors has determined that each of the incumbent directors is independent within the meaning of The NASDAQ Stock Market LLC (NASDAQ) rules for listed companies, except Messrs. Gibbons and Silverman due to their status as a previous and current employee of the Company, respectively. Under these rules, a director is generally not considered to be independent if he or she has a material relationship with the listed company that would interfere with the exercise of independent judgment. An employment relationship with the Company or the Bank within the past three years is deemed to constitute such a material relationship.

Board Committees and Corporate Governance

As further described below, the Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee; rather, all independent directors on the Board serve the function of such a committee.

Audit Committee. The Audit Committee comprises Directors Steven Bourgeois (Chair), Timothy Sargent and Schuyler Sweet. NASDAQ rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. NASDAQ rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as “financially sophisticated,” based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require that at least one member of a listed company's audit committee qualify as a “financial expert.” The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards, that each is able to read and understand fundamental financial statements and that Mr. Bourgeois, with his extensive bank management experience, including formerly as a community bank President and CEO, is “financially sophisticated” within the meaning of the NASDAQ rules and is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls. A copy of the Audit Committee's charter, as revised in 2012, is posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

During 2012, the Company's Audit Committee met 5 times. A report of the Audit Committee on its 2012 activities is included elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Compensation Committee. The Compensation Committee comprises Directors Schuyler Sweet (Chair), John Steel and Neil Van Dyke. The Board has determined that each of such directors is independent under applicable NASDAQ rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations to the Board of Directors on executive salary levels, bonuses, stock option awards and benefit plans. A copy of the Compensation Committee's charter, as revised in 2012, is posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

During 2012, the Compensation Committee met 12 times. A report of the Compensation Committee on its 2012 activities is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”

Board Nominating Functions. In lieu of a separate committee, the functions of a nominating committee are performed by all of the Company's independent directors (all directors other than Mr. Gibbons and Mr Silverman, who are not considered independent due to they have a material relationship with the Company serving as the previous and current executive officers, respectively, of the Company and Union Bank). The Board has elected not to establish a separate nominating committee at this time in order to obtain the widest possible input on the nominations process from all of the independent, nonmanagement directors.

The independent directors have adopted a resolution addressing the process for director nominations, including recommendations by shareholders and minimum qualifications for director nominees. In accordance with these criteria, directors and director candidates should possess the following attributes:

•	Strong personal integrity;

•	Previous leadership experience in business or administrative activities;

•	Ability and willingness to contribute to board activities, committees, and meetings;

•	Willingness to apply sound and independent business judgment;

•	Loyalty to the Company and concern for its success;

•	Awareness of a director's role in the Company's corporate citizenship and image;

•	Willingness to assume broad, fiduciary responsibility;

•	Willingness to become familiar with the banking industry and regulations;

•	Familiarity with the Company's service area; and

•	Qualification as an independent director under applicable NASDAQ rules for listed companies.

Although the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board consists of members with diverse backgrounds and viewpoints, including diversity of skills and experience, with a focus on appropriate financial and other expertise relevant to the Company's business, as well as geographic location throughout our market area and community service. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment, personal integrity and commitment to the Company's success. For a discussion of the individual experience and qualifications of our directors, please refer to the section above under caption “Director Qualifications.”

In reviewing the composition of the Board and potential Board nominees, the directors are also mindful of the requirement that at least a majority of the directors must be independent under NASDAQ criteria for listed companies, and of the requirement under SEC rules and NASDAQ listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an “audit committee financial expert.”

The process followed by the nonemployee directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and, if warranted following preliminary evaluation, interviews of selected candidates.

All nominees for election at the annual meeting are incumbent directors of the Company and all were deemed by the nonemployee directors to meet the criteria for Board membership.

Board Leadership Structure and Role in Risk Oversight
The Company currently has a Chairman of the Board separate from the CEO. Our commitment to independent oversight is demonstrated by the fact that, except for two directors, the Chairman and the CEO all of our directors are independent. The Board believes that its structure, with a nonmanagement Chairman providing leadership, helps to ensure that the Board discharges its independent oversight function by enabling nonmanagement directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman presides at meetings of the Board, including executive sessions and also serves as a liaison between the Board and senior management. Separation of the positions of Chairman and CEO permits the CEO to better focus on his management responsibilities and on expanding and strengthening our franchise. While the CEO’s role is respected as to the day-to-day management and operations of the Company and the Bank, the Chairman’s independence provides meaningful and appropriate oversight in fulfilling the fiduciary responsibilities of the Board and representing the interests of the Company’s stockholders.

Risk is inherent in every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. As a one-bank holding company much of our risk management process takes place at the Bank level, where all of the Company's incumbent directors also serve on the Bank's Board. Union Bank's enterprise-wide risk management processes are designed to bring to the Board's attention material risks and to facilitate the Board's understanding and evaluation of those risks, as well as its decision-making process in overseeing how management addresses them.

The Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies and procedures that address and mitigate the Company's most material risks. These include policies addressing credit and investment risk, interest rate risk, liquidity risk and risks relating to Bank Secrecy Act/Anti-Money Laundering compliance. The Board also monitors, reviews and reacts to our risks through various reports presented by management, internal and external auditors and bank regulatory examiners.

In addition, Board committees, both at the Bank and Company Board level, provide risk oversight in discrete areas. In particular, at the holding company level the Audit Committee plays a central role in risk oversight in connection with the Company's accounting, auditing and financial reporting practices and its system of internal controls. A description of the Audit Committee's 2012 activities is contained elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Codes of Ethics

The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. In addition, CEO and President David Silverman and Vice President, Treasurer and CFO Marsha Mongeon are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. Copies of both Codes of Ethics are posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

Shareholder Recommendations for Board Nominations

Shareholders of record wishing to recommend individuals to the independent directors for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders:

•	the name, address and share ownership of the shareholder making the recommendation;

•	the proposed nominee's name, address, biographical information and number of shares beneficially owned (if available); and

•	any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee.

The information should be delivered in person to the Assistant Corporate Secretary, JoAnn Tallman, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The independent directors will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.

Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner's nominee (record) holder to submit the recommendation through such nominee.

During the course of evaluating a potential nominee, the independent directors may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as his or her understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy stating that incumbent directors and nominees are expected to attend the annual meeting of shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all eight of the incumbent directors attended the annual meeting.

Communicating with the Board

Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to do business with Union Bank in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by Union Bank with unaffiliated persons, although directors and executive officers were generally allowed the lowest interest rate given to others on comparable loans.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required to Approve Proposal 1

Election of directors is by a plurality of the votes cast.

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at eight and in favor of each of the eight nominees listed above to serve a one year term expiring at the 2014 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than eight and for fewer than eight nominees, as the Board may deem advisable in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

2012 AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of Union Bankshares, Inc. (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee is comprised of Mr. Bourgeois (Chairman), Mr. Sweet and Mr. Sargent. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Mr. Bourgeois has the attributes of an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission (SEC).

In 2012, the Audit Committee appointed Berry Dunn McNeil & Parker, LLC. (BerryDunn), an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ended December 31, 2012. The appointment was ratified by the Board and the shareholders.

The Audit Committee has reviewed and discussed both with management and with BerryDunn, the Company's audited consolidated financial statements as of and for the year ended December 31, 2012. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting as of December 31, 2012.  Management has the responsibility for the preparation of the Company's consolidated financial statements and for assessing the effectiveness of internal controls over financial reporting; the independent auditor has the responsibility for the audit of the consolidated financial statements. The independent auditor reports directly to the Audit Committee, which meets with the auditor on a regular basis, in separate executive sessions when appropriate. In 2012, the Audit Committee met five times.

The Audit Committee has also discussed with the independent auditors the matters required to be communicated to the Audit Committee in accordance with professional standards, including the auditors' judgment regarding the quality as well as the acceptability of the Company's accounting principles, as applied in its financial reporting. The Audit Committee has received the written disclosures from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed their independence with the independent auditors. The Committee has determined that the services performed by BerryDunn are compatible with maintaining that firm's independence in connection with serving as the Company's independent auditors. A description of the fees billed to the Company for the services of the independent auditors for 2012 reporting is included in the proxy statement under the caption “INDEPENDENT AUDITORS.”

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Submitted by the Union Bankshares, Inc. Audit Committee
Steven J. Bourgeois (Chair)
Schuyler W. Sweet
Timothy W. Sargent

COMPENSATION COMMITTEE REPORT

The Compensation Committee (“the Committee”) of the Board of Directors of Union Bankshares, Inc. (“the Company”) is made up of three nonemployee directors, Schuyler W. Sweet (Chair), John H. Steel and Cornelius (Neil) J. Van Dyke. Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the NASDAQ stock exchange.

During 2012, the Company did not have any salaried employees at the holding company level, but the three individuals who served as executive officers of the Company during the year received compensation in their capacity as employees of the Company's subsidiary, Union Bank (“Union”). The Committee's recommendations on compensation for the executive officers were, therefore, implemented by the Board of Directors of Union, rather than the Company. However, throughout 2012, the directors of the Company and Union were the same individuals.

In 2011, the Committee adopted a Compensation Philosophy which is intended to provide a total compensation package that is competitive with market practice. The objectives of the compensation program are to: attract, retain and motivate talented members of senior management; provide a competitive total compensation and benefits package; reward superior performance in a manner consistent with prudent risk management; and, align management interests with those of shareholders, with the ultimate goal of enhancing overall shareholder value. This Compensation Philosophy was reviewed in 2012 and determined to remain the objective for compensation practices and strategies.

Kenneth D. Gibbons served as CEO of the Company and Union until May 16, 2012. Mr. Gibbons served as Chairman of the Company and Union Boards throughout 2012.

David S. Silverman served as President of the Company and Union throughout 2012 and also assumed the title of CEO of both companies on May 16, 2012, in accordance with the management succession plan approved by the Company's Board in November, 2010. Mr. Silverman also served as a Director of the Company and of Union throughout 2012.

Marsha A. Mongeon served as Vice President, Treasurer and Chief Financial Officer of the Company and as Senior Vice President and Treasurer of Union throughout 2012.

Salary and performance reviews for executive officers are normally done on an annual basis in January of each year. The Committee and Union's Board, consistent with the Compensation Philosophy, attempt to structure compensation packages for executive officers that will assist in attracting, retaining and motivating competent senior management and will provide appropriate rewards for both personal and Bank performance. Discretionary short-term incentive programs and stock-based, long-term compensation are also utilized as a means to increase senior management's focus on future growth in corporate earnings and shareholder value. The Committee and the Boards of Union and the Company do not believe that the compensation policies and practices of Union incur risk that would be reasonably likely to have a material or adverse effect on the Company.

Union utilizes data available from the FDIC, the Independent Community Bankers Association, the accounting firm of Berry Dunn McNeil & Parker, LLC and other vendors to assess and compare compensation practices. The Committee and Union's Board also considered salary surveys prepared by other companies that specialize in compiling data on compensation and benefit packages for banks. Based on prior practices and recommendations, the Company continues to offer a plan which will allow for the granting of incentive stock options to executive officers and to certain senior officers of Union.

In November 2010, the Committee and Union's Board engaged Pearl Meyer and Partners (“Pearl”) to review officer compensation at Union and director compensation for the Company and Union. This analysis, completed in 2011, resulted in the Company's Board approving adjustments to annual salaries for selected officers of Union, as well as adjustments to the director fee compensation structure for the Company and Union. One half of the adjustments were implemented in 2011 and the second half as of the beginning of 2012. In advising the Committee and Board, Pearl developed a peer group consisting of 17 banks in the New England area ranging in size from approximately $250 million to $1 billion in assets. Pearl used compensation data from these peer banks, along with other public and proprietary data available to them, to benchmark Union's existing compensation and benefit levels. Pearl then provided the Committee and the Boards of the Company and Union with recommendations for more closely aligning Union's compensation package to its financial performance in relationship to the peer group.

In addition to salary adjustments, the Compensation Committee, in consultation with Pearl, developed a Short Term Incentive Performance Plan (“STIPP”). On February 3, 2012, the Company's Board, acting through its Compensation Committee, gave final approval to the terms of the STIPP and adopted annual performance and award targets under the Plan for 2012. The performance measures are calculated utilizing Union financial information only. The STIPP has been designed to attract, motivate, retain and reward key employees of Union, while at the same time ensuring that incentives do not encourage inappropriate risk taking. Payouts from the STIPP were calculated based on the actual performance of Union, reviewed and approved by the Union Board, and awarded in March 2013 to eligible plan participants, including Mr. Silverman ($34,415) and Ms. Mongeon ($16,573). Mr. Gibbons was not eligible for an award under the STIPP due to his retirement. In February 2013, the Boards of the Company and Union approved 2013 performance goals under STIPP program substantially similar to those under the 2012 plan.

Final guidance governing incentive compensation for financial institutions was issued in 2010 by the Federal Reserve Board, joined by the Federal Deposit Insurance Corporation and other federal banking regulatory agencies. The guidance is designed to promote safety and soundness of the institution by appropriately balancing the risk and reward of an incentive compensation arrangement, by implementing effective controls and risk-management, and by having strong corporate governance through active and effective oversight by the Company's Board. An important component of the compensation consulting services rendered by Pearl in 2011 was to ensure that Union's compensation practices, including the STIPP, do not promote excessive risk taking that would have a material or adverse effect on the Company. These pay practices were not changed in 2012, and are believed to remain in conformity with the inter-agency guidance of incentive compensation.

As required under the Dodd-Frank Consumer Protection and Wall Street Reform Act of 2010 (the “Dodd-Frank Act”), in 2011, the Securities and Exchange Commission (“SEC”) adopted final rules requiring public companies to hold periodically nonbinding shareholder votes on approval of executive compensation, on the frequency of holding such “say-on-pay” votes and on "golden parachute" compensation arrangements. The Company and Union do not currently offer golden parachute compensation packages to any executive officers. “Say-on-pay” nonbinding advisory votes must occur at least once every three years and “say-on-frequency” nonbinding advisory votes must occur at least once every six years. These requirements were generally effective in 2011 for larger public companies, but become effective for smaller reporting companies, such as the Company, for the 2013 annual meeting of shareholders.
Non-binding advisory say-on-pay and say-on-frequency votes will be held at the annual meeting on May 15, 2013.

In January 2012, CEO Gibbons met with the Board of Directors of Union for his annual review and the Compensation Committee presented its compensation recommendation to the full Union Board. At that time Mr. Gibbons' salary was increased from an annual rate of $266,400 to $283,250, representing an increase of 6.33%. In determining Mr. Gibbons' 2012 salary level, the Board of Directors of Union and the Committee considered the Company's and Union's financial performance for 2011, including return on average equity of 12.47%, return on average assets of 1.04% and an efficiency ratio of 72.61% for the Company. The ratios were considered favorable within the context of the state of the economy and peer bank performance. In setting Mr. Gibbons' overall compensation, the Committee and Union's Board also considered the fees he received for serving as Director of the Company ($8,966 in 2011) as well as his use of a bank owned vehicle.

Consistent with the approach taken in compensating Mr. Gibbons, it has been the policy of the Compensation Committee to establish salary and benefit levels for other executive officers of the Company, in a manner designed to reflect the individual's performance and contributions to the overall profitability of the Company. In January 2012, Mr. Silverman received an annualized salary increase from $200,000 to $231,750, a 15.88% increase in recognition of his responsibilities as President throughout all of 2012 and his added responsibilities as CEO effective May 16, 2012. In setting Mr. Silverman's overall compensation, the Committee and Union's Board considered the same measures of Company financial performance as for Mr. Gibbons, and also the fees Mr. Silverman received for serving as Director of the Company ($4,793 in 2011) as well as his use of a bank owned vehicle.

Ms. Mongeon received an annualized salary increase from $149,530 to $162,740, an 8.83% increase. The 2012 salary increases for Mr. Gibbons, Mr. Silverman and Ms. Mongeon reflect the final adjustments recommended by the Compensation Committee and approved by the Union Board to better align Union senior officer salaries to their 17 bank peer group, and were consistent with the recommendations of Pearl.

In January 2012, certain senior Union officers were awarded a discretionary cash bonus based on the Bank's and their individual performances for 2011. Mr. Gibbons received a $2,500 bonus, Mr. Silverman received a $2,000 bonus and Ms. Mongeon received a $1,750 bonus. These bonuses were unrelated to the STIPP approved by the Company Board on February 3, 2012. In addition, Mr. Gibbons received a discretionary cash bonus of $19,000 when he stepped down as CEO on May 16, 2012, in recognition of Union's performance from the beginning of 2012 through that date. This cash bonus was consistent with past practice of awarding the CEO additional discretionary compensation for Mr. Gibbons' unique role as CEO. This practice has now been replaced with the implementation of the STIPP program.

The Committee believes that stock-based compensation is an appropriate element of the overall compensation package of its executive officers in that it helps to further align their long-term financial interests with those of the stockholders. During 2012, the Committee awarded incentive stock options under the Company's 2008 Incentive Stock Option Plan to three senior officers, including an award to Mr. Silverman of an option to purchase 3,000 shares and an award to Ms. Mongeon of an option to purchase 1,500 shares. The per share exercise price of these options was $19.60, which was the per share fair market value of the Company's common stock on the date of the award, November 7, 2012. Under the Plan, eligible employees are selected by the Committee from time to time to receive stock options, as provided in the Plan. During 2011, no awards were made under the Plan other than to Mr. Silverman and Ms. Mongeon. All options previously awarded under the predecessor 1998 Incentive Stock Option Plan have either been exercised or have expired.

The Company maintains two nonqualified deferred compensation plans, one of which is closed to new participants and the other (the 2006 “Excess Plan”) is open to participation by certain key employees, including the three individuals who served as executive officers of the Company during 2012. These plans were adopted because of regulatory limitations relating to both the Company's tax qualified Defined Benefit Pension and Employee Savings [“401(k)”] Plans on the amount of deferrals or benefits our executives can make to or receive from those broad-based, tax-qualified plans. The two nonqualified deferred compensation plans were designed to permit our executives to supplement their retirement savings in order to help them maintain the standard of living in retirement that they have built up throughout their working career.

Each of the three individuals who served as executive officers of the Company during 2012 participated in one or both of the nonqualified deferred compensation plans during 2012. No above market or preferential earnings on compensation deferrals were earned by these executive officers in 2011 or 2012. Both nonqualified deferred compensation plans are in compliance with Section 409A of the Internal Revenue Code. Refer to the “EXECUTIVE COMPENSATION - Deferred Compensation Plans” section of this proxy statement for further details.

After extensive deliberations and discussion, on October 5, 2012, Union's Board approved action to freeze benefit accruals under the Union Bank Pension Plan and to close the plan to new participants. This decision was driven by continued escalating costs for maintaining an adequate funding status for the pension plan caused by historically low interest rates, lengthening life expectancies for pension beneficiaries, and other actuarial factors. The earnings volatility and impact on the Bank's capital position regarding the plan's funding status were also factors taken into consideration by the Union Board. In addition to closing the pension plan to new participants, the effect of the freeze has been to exclude any further increase in future pension benefit accruals for existing participants after the freeze date due to additional years of service, increases in pension plan eligible earnings and any other factors affecting pension benefit calculations. Therefore, the future pension benefit received by Mr. Silverman and Ms. Mongeon at their retirement will remain at the level determined as of October 5, 2012, unless the pension plan is later unfrozen.

The Compensation Committee operates under a Compensation Committee Charter which was reviewed, updated and approved at the Company's Board of Directors meeting on January 2, 2013. This charter outlines the purpose, composition, duties and responsibilities of the Committee and can be found on Union's website, www.unionbankvt.com.

Submitted by the Union Bankshares, Inc. Compensation Committee
Schuyler W. Sweet (Chair)
John H. Steel
Cornelius (Neil) J. Van Dyke

EXECUTIVE OFFICERS

The following table sets forth certain information regarding all individuals who served as executive officers of the Company during 2012:

Name and Age	Position(s) with the Company and Subsidiary

Kenneth D. Gibbons, 66	Director and Chairman of the Board; prior to May 16, 2012, also CEO of the Company and Union Bank. Morrisville, VT

David S. Silverman, 52	President and a Director of the Company and Union and, since May 16, 2012 CEO of both companies. Morrisville, VT

Marsha A. Mongeon, 57	Vice President, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Treasurer of Union Bank. Morrisville, VT

Additional information about the background, experience and qualifications of Ms. Mongeon is set forth below, and information pertaining to Mr. Gibbons and Mr. Silverman is contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS - Director Qualifications.”

Marsha Mongeon has served since 1989 as the Chief Financial Officer and Treasurer of the Company and Union Bank. Ms. Mongeon's current responsibilities include oversight of accounting, internal controls, treasury, taxation, shareholder relations, regulatory reporting, asset/liability management, profitability, retirement programs and serving on the senior management team. Other responsibilities over her career with Union have included managing operations, information systems, security, human resources, loan servicing, audit/exam processes, facilities and purchasing. Ms. Mongeon has also been a key participant in merger/acquisition activities, system conversions and strategic planning. Prior to joining the Company and Union, Ms. Mongeon worked in public accounting with Arthur Andersen & Company, State Street Bank and Trust Company, and Arlington Trust Company. She graduated from Bentley College with a Bachelor's of Science degree in Accounting, and is a Certified Public Accountant. Her membership affiliations include the American Institute of Certified Public Accountants, the Financial Managers Society and the Vermont Bankers Association.

EXECUTIVE COMPENSATION

The following table sets forth for 2012 and 2011 the total remuneration for services in all capacities paid to, earned by, or awarded to the Company's CEO and its two other most highly compensated executive officers who were employed by the Company as of December 31, 2012:
2012 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Options Awards (2)	Nonequity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Kenneth D. Gibbons	2012	$141,625	$21,500	$—	$—	$27,721	$190,846
Chief Executive Officer until May 16, 2012, Chairman of the Board and Director of the Company and Union Bank	2011	261,438	—	—	—	16,316	277,754

David S. Silverman	2012	$232,250	$2,000	$6,180	$34,415	$24,822	$299,667
President and Director of the Company and Union Bank, Chief Executive Officer from May 16, 2012	2011	177,459	3,500	7,800	—	10,109	198,868

Marsha A. Mongeon	2012	$163,013	$1,750	$3,090	$16,573	$12,370	$196,796
Vice President, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Treasurer of Union Bank	2011	144,948	3,500	7,800	—	4,341	160,589

(1)
Includes current voluntary salary deferrals by certain of the named executive officers under the Company's Executive Nonqualified Excess Plan and the Company's 401(k) plan. Does not include annual benefit payments paid to nonemployee directors under the Company's 2008 Amended and Restated Nonqualified Deferred Compensation Plan, attributable to compensation deferrals in prior years.

(2)
Represents the estimated weighted average grant date fair value of the 2012 and 2011 incentive option awards of $2.06 and $5.20 per share, respectively, calculated using the Black-Scholes model and assumptions in accordance with Financial Accounting Standards Codification Topic 718. Stock options were granted on November 7, 2012 with a per share exercise price of $19.60 as follows: Mr. Silverman, 3,000 shares and Ms. Mongeon, 1,500 shares. Stock options were granted on May 18, 2011 with a per share exercise price of $19.60 as follows: Mr. Silverman, 1,500 shares and Ms. Mongeon, 1,500 shares. The exercise price for each such option grant represents the closing price of the Company's common stock on the date of grant as reported on the NASDAQ Stock Exchange. All options granted become exercisable one year after the date of the grant.

(3)
All amounts shown were earned under the Company's 2012 Short Term Incentive Performance Plan with respect to 2012 services and performance, but paid in 2013. Mr. Gibbons was not eligible for an award under the plan.

(4)
Includes Union match on 401(k) plan salary deferrals and the 2012 profit sharing contribution for Mr. Silverman and Ms. Mongeon of $9,408 and $7,495, respectively. For Mr. Gibbons, also includes Company director's fees of $14,113 for 2012 and $8,966 for 2011, and Union director's fees of $13,510 for 2012. For Mr. Silverman, also includes Company director's fees of $8,462 for 2012 and $4,793 for 2011.

Stock-Based Compensation

The Company's only stock-based compensation plan is the 2008 Incentive Stock Option Plan (the “Plan”), which was adopted following expiration of an earlier incentive stock option plan containing similar terms. The purpose of the Plan is to link senior management compensation more closely to corporate performance and increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. Eligible employees consist of only those senior officers and other key employees of the Company or the Bank who are in a position to contribute significantly to profitability and who are recommended by the Compensation Committee, which administers the Plan.

Awards under the Plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionee may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value), including shares withheld upon exercise of the option.

The options granted are subject to a one year vesting period before they become exercisable. All outstanding grants under the Plan expire five years after the date of grant or four years after they became exercisable. The nonexercisable grants awarded in November 2012 expire seven years after the date of grant or six years after they become exercisable. All outstanding grants are subject to early termination following the optionee's termination of employment during the option period, and to early vesting if the individual retires, dies or is disabled.

Options granted under the Plan must contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionee will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company's common stock that could be awarded under the plan was 50,000, subject to standard antidilution adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization. As of December 31, 2012, 31,000 shares remain available for future option grants.

There were 6,000 options granted in 2012: 3,000 options to Mr. Silverman, 1,500 options to Ms. Mongeon, and 1,500 options to a Senior Vice President of Union. There were 3,000 options granted in 2011, 1,500 options to Mr. Silverman and 1,500 shares to Ms. Mongeon.

In assessing the grant date values for option grants in 2012 and 2011, as shown in the 2012 Summary Compensation Table above, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date and that value will in large part depend, in turn, on the efforts of the Company's management team.

During 2012, options were exercised for the purchase of 700 shares, at an exercise price per share of $17.15 for each such option. During 2011, options were exercised for the purchase of 1,500 shares, at an exercise price per share of $17.15 for each such option. Option awards were forfeited or expired with respect to 7,500 and 2,500 shares in 2012 and 2011, respectively.

The following table sets forth certain information regarding outstanding incentive stock options held at December 31, 2012 by the executive officers named in the 2012 Summary Compensation Table:

Outstanding Equity Awards at December 31, 2012

		Option Awards
Name		Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price (1)	Option Expiration Date

Marsha A. Mongeon		1,000	—	$19.19	01/06/2014
		800	—	17.15	01/19/2015
		1,500	—	19.60	05/17/2016
		—	1,500	19.60	11/06/2019
	Total	3,300	1,500

David S. Silverman		1,000	—	$19.19	01/06/2014
		1,500	—	19.60	05/17/2016
		—	3,000	19.60	11/06/2019
	Total	2,500	3,000

(1)	Represents the closing price of the Company's common stock on the date of grant, as reported on the NASDAQ stock exchange on which the Company's common stock is listed.

Deferred Compensation Plans

Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. Promised benefits under the plans are general unsecured obligations of the Company and/or the Bank. No assets of the Company or the Bank have been segregated to meet the payment obligations under the plans. However, the Company and the Bank have jointly purchased life insurance and mutual funds to fund substantially all of the benefit payments under the plans. As of December 31, 2012, all executive officers named in the 2012 Summary Compensation Table were participants in at least one of the plans.

The Company's Executive Nonqualified Excess Plan is a defined contribution plan, which provides a means for participants to elect to defer receipt of current compensation from the Company or the Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form.

The Company also maintains the 2008 Amended and Restated Nonqualified Deferred Compensation Plan, a defined benefit plan, which was frozen in 1998 to new participants and in 2004 to additional deferrals. The plan was amended and restated in 2008 in order to comply with the provisions of Section 409A of the Internal Revenue Code, added by the American Jobs Creation Act of 2004. One nonemployee director, Mr. Gibbons and Ms. Mongeon are participants in the plan and are entitled to future annual payments with respect to compensation deferred by them in prior years.

Defined Benefit Pension Plan

The Union Bank Defined Benefit Pension Plan ("Plan") covers all eligible employees of the Bank employed prior to October 5, 2012. On October 5, 2012, the Company closed the Plan to new participants and froze the accrual of retirement benefits for current participants. It is Union's current intent to maintain the frozen Plan and related Trust and to distribute benefits to participants at such time and in such manner as provided under the terms of the Plan. Employees were eligible who were not classified as “summer” or “temporary” and who had completed more than 1,000 hours of service in a calendar twelve month period. The plan is noncontributory, nondiscriminatory and nonconvertible. An employee generally becomes 100% vested in the plan after 7 years. The plan was designed to provide retirement benefits to all eligible employees. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit. Mr. Gibbons started drawing his pension subsequent to his retirement. Ms. Mongeon is eligible for early retirement and her monthly life annuity payments if she had retired on December 31, 2012 would have been $2,964. Benefit calculations disregarded any years of service over 20 (which Mr. Silverman and Ms. Mongeon had exceeded as of the date of the freeze) and are subject to the limitations under the Internal Revenue Code on the amount of compensation that may be considered in such calculations ($250,000 for 2012) and on the amount of the annual benefit payable under the plan ($200,000 for 2012). Covered compensation for purposes of the benefit calculations includes salary and cash bonuses, but not other forms of compensation. Employees choose the form of annuity payout at the point of retirement and do not have the option of a lump sum payout unless the present value of the payout is minimal.

Defined Contribution Retirement Savings Plan

Union Bank maintains a contributory, tax qualified Employee Savings [401(k)] and Profit Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. The plan provides for matching contributions by Union Bank, in the sole discretion of the Bank's Board of Directors. During 2012, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant's eligible compensation. In February 2013, a 3% discretionary profit sharing contribution, declared in December 2012, was made to each eligible employee's 401(k) account. Discretionary matching contributions and the profit sharing contribution made for the accounts of the three executive officers named in the 2012 Summary Compensation Table are included in the table under “All Other Compensation.”

Short Term Incentive Performance Plan

On February 3, 2012, the Company adopted the Union Bank Short Term Incentive Performance Plan and adopted annual performance and award targets under the Plan for 2012. Participants will be designated each year by the Union Board, upon recommendation of the Compensation Committee. Mr. Silverman and Ms. Mongeon were designated as participants for 2012 and have been so designated for 2013. The Union Board has adopted annual performance and award targets under the Plan for 2013. The performance period is a calendar year, and financial results utilized in establishing performance targets and calculating awards are on a Bank-only basis. Awards (if any) are paid in cash within two and one-half months after the end of the calendar year. The 2012 awards paid out in March 2013 for the account of Mr. Silverman and Ms. Mongeon are included in the 2012 Summary Compensation Table under "Nonequity Incentive Plan Compensation." Participants do not have a vested right in any award prior to payout.

PROPOSAL 2
NONBINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
As required under Section 14A of the Securities and Exchange Act of 1934, as amended in 2010 by the Dodd-Frank Act, our Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to the three executive officers named in the 2012 Summary Compensation Table (“Named Executive Officers” or “NEOs”), as described in this proxy statement.
The so-called “say-on-pay” resolution that is the subject of this proposal is a nonbinding advisory resolution which gives our shareholders the opportunity to express their views on the compensation of our NEOs. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and will not have the effect of overruling a decision by the Company, the Board of Directors or the Compensation Committee, nor will it create or imply any change to the fiduciary duties of the Board. Furthermore, because this nonbinding advisory resolution primarily relates to compensation of our NEOs that has already been paid, or in the case of stock options, awarded, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee and the Board intend to take the results of the vote on this proposal into account in its future recommendations and decisions regarding the compensation of our NEOs.
With Mr. Gibbons' retirement as CEO, the Company now has two NEOs, President and CEO David S. Silverman and Vice President, Treasurer and CFO Marsha A Mongeon. The Company's compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success, by offering a combination of base salary, a short-term incentive performance plan, and long-term equity through stock options, plus other compensation components, all of which are closely aligned to the annual and long-term performance objectives of Union. Please see the Compensation Committee Report beginning on page 18 and the description of our executive compensation plans under “EXECUTIVE COMPENSATION” beginning on page 22 for additional information about our executive compensation programs and philosophy, including the information required under Item 402 of SEC Regulation S-K.
We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year, including an annualized return on average equity for Union of 16.82% versus a nationwide peer average of 8.74% as reported in the December 31, 2012 Uniform Bank Performance Report.

The Board of Directors recommends that the shareholders approve the following:
RESOLVED, that the shareholders approve the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Committee Report, compensation tables and narrative discussion.
Vote Required to Approve Proposal 2.
Approval of Proposal 2 will require that more votes be cast “FOR” than “AGAINST” the proposal.
The Board of Directors unanimously recommends that shareholders vote “FOR” Proposal 2.

PROPOSAL 3
NONBINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY “SAY-ON-PAY” VOTES
Section 14A of the Securities and Exchange Act of 1934, as amended in 2010 by the Dodd-Frank Act also provides our shareholders the opportunity to recommend, on an advisory basis, how frequently to hold future advisory “say-on-pay” votes. By voting on Proposal 3, shareholders may recommend holding an advisory “say-on-pay” vote every year, every two years, or every three years or they may abstain from voting. The Board recommends that the shareholders approve a three year frequency.
The resolution that is the subject of this proposal is a nonbinding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of the outcome of the vote, and will not have the effect of overruling a decision by the Company, the Board of Directors or the Compensation Committee, nor will it create or imply any change to the fiduciary duties of the Board. However, the Compensation Committee and the Board intend to take the results of the vote on this proposal into account in making their decision as to how often the Company will submit “say-on-pay” proposals to a vote of the shareholders in future years.
As discussed in the Compensation Committee Report beginning on page 18, the Compensation Committee provides continuous oversight of the compensation practices for the Company's NEOs to ensure that the compensation program does not encourage inappropriate risk taking, and that the program is consistent with the Company's vision, strategy and compensation philosophy. This oversight includes analyzing the pay practices of peer banks, comparing salary and incentive pay with that of bank-specific salary surveys, and assessing the compensation mix of salary, short-term incentives and long-term incentives to ensure that the Company's total compensation program provides the appropriate balance and proper alignment of the short-term and long-term interests of the NEO with those of the Company.
Shareholders can choose a say-on-pay frequency of one year, two years, three years, or may abstain. Shareholders are not voting to approve or disapprove the Board's recommendation as to the frequency of future “say-on-pay votes.
As required under SEC rules, the Board will seek an advisory vote on the frequency of future “say-on-pay” advisory votes at least once every six years.

The Board of Directors recommends that the shareholders approve the following:
RESOLVED, that future advisory votes of the shareholders to approve the compensation of the Company's Named Executive Officers be held every three years.
Vote Required to Approve Proposal 3.
The shareholders' approval of a frequency of one, two or three years for future advisory say-on-pay votes of the shareholders will be determined by a plurality of the votes cast.
The Board of Directors unanimously recommends that shareholders vote on Proposal 3 for a frequency of EVERY THREE YEARS for future shareholder advisory votes to approve the compensation of the Company's Named Executive Officers.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC (“BerryDunn”) was engaged to serve as the Company's independent accountants to audit the Company's consolidated financial statements for the year ended December 31, 2012 upon recommendation of the Audit Committee and ratification by the shareholders.

BerryDunn has advised the Audit Committee that they are independent accountants with respect to the Company within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, the Independence Standards Board and federal securities laws administered by the SEC. A representative of BerryDunn is expected to be present at the annual meeting. She/he will have the opportunity to make a statement if she/he so desires, and she/he is expected to be available to respond to appropriate questions.

The Audit Committee has appointed BerryDunn to serve as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2013, and to perform such other appropriate accounting services as may be required. Although ratification by the stockholders is not required by law, consistent with evolving corporate practices the Board has determined that it is desirable to request shareholder approval of the appointment. The Audit Committee has not determined what action it will take if the shareholders do not ratify the appointment of BerryDunn. In such event, the Committee could decide to continue to retain the services of BerryDunn for 2013 and consider a change in auditors for 2014. Moreover, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

BerryDunn has audited the Company's consolidated financial statements for the last four calendar years.

Audit Fees

Aggregate fees billed for professional services rendered to the Company by BerryDunn for the years ended December 31, 2012 and 2011, are detailed in the table below.

	BerryDunn
Services Provided	2012	2011

Audit	$133,907	$139,621
Audit Related	12,761	17,157
Tax	14,485	13,920
Total	$161,153	$170,698

Audit fees in both years were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, filed with the SEC.

Audit Related fees in both years were for assurance and related services relating to Union Bank's trust operations, attendance at the annual shareholders meeting and other accounting matters. Audit related fees in 2011 included assistance regarding the acquisition of three branch offices from Northway Bank.

Tax fees in both years were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning, and tax advice.

Audit Committee Preapproval Guidelines

All audit and nonaudit services provided by the registered independent accounting firm during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and nonaudit services by the Company's external auditors. Under these Guidelines, the Audit Committee preapproves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

In order to ensure timely review and approval, the Audit Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

Vote Required to Approve Proposal 4

Ratification of the appointment of BerryDunn as the Company's independent auditors for 2013 will require that more votes be cast “FOR” than “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

SHAREHOLDER PROPOSALS

Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2014 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal no later than February 20,2014. If timely notice is received, the Company may exercise its discretionary authority under the proxy in connection with such proposal only if otherwise permitted to do so under applicable SEC rules.

There is a separate process under SEC rules, with an earlier notification deadline, if a shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting. In order to be eligible for inclusion in the Company's proxy material for the 2014 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 20, 2013 and must comply in all respects with applicable SEC rules relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors, subject to such SEC rules.

OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

UNION BANKSHARES, INC. - ANNUAL MEETING, MAY 15, 2013
YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/6393

You can vote in one of three ways:

1.	Call toll free 1-855-362-6704 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

2.	Via the Internet at http://www.rtcoproxy.com/unb and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

REVOCABLE PROXY
UNION BANKSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2013
3:00 p.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JoAnn A. Tallman and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the Stone Grill Restaurant, 116 Vermont Route 15 West, Morrisville, Vermont on Wednesday, May 15, 2013, at 3:00 p.m., local time, and at any adjournment thereof.

PLEASE VOTE YOUR SHARES BY COMPLETING, DATING AND SIGNING THIS PROXY CARD IN THE SPACE PROVIDED AND RETURNING IT IN THE ENCLOSED ENVELOPE, OR BY FOLLOWING THE INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
UNION BANKSHARES, INC.

Annual Meeting of
Shareholders May 15, 2013

The undersigned hereby appoints JoAnn A. Tallman and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the Stone Grill Restaurant, 116 Vermont Route 15 West, Morrisville, Vermont on Wednesday, May 15, 2013, at 3:00 p.m., local time, and at any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGE	☐

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2013.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:
http://www.cfpproxy.com/6393

FOLD HERE - PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

1. TO FIX THE NUMBER OF DIRECTORS AT EIGHT (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

For	Withhold	For All Except
☐	☐	☐

(01) Cynthia D. Borck	(04) Timothy W. Sargent	(07) Schuyler W. Sweet
(02) Steven J. Bourgeois	(05) David S. Silverman	(08) Cornelius J. Van Dyke
(03) Kenneth D. Gibbons	(06) John H. Steel
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s') name(s) or number(s) in the space provided below.

2. TO CONSIDER A NONBINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECTUIVE OFFICERS;

For	Against	Abstain
☐	☐	☐

3. TO APPROVE A FREQUENCY OF ONE, TWO OR THREE YEARS FOR FUTURE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIRVE OFFICERS;

Three Years	Two Years	One Year	Abstain
☐	☐	☐	☐
(Board recommends a three year frequency)

4. TO RATIFY THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY DUNN MCNEIL & PARKER, LLC AS THE COMPANY'S EXTERNAL AUDITORS FOR 2013.

For	Against	Abstain
☐	☐	☐

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 4 AND FOR THREE YEARS FOR PROPOSAL 3. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 4 AND FOR THREE YEARS FOR PROPOSAL 3.

Please be sure to date and sign this proxy card in the box below.

Date	Sign above	Co-holder (if any) sign above
Please sign exactly as your name(s) appear(s) on this proxy card. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or entity, please sign in partnership or entity name by authorized person.

REVOCABLE PROXY
UNION BANKSHARES, INC.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or

2.	By Internet; or

3.	By Mail.

To Vote by Telephone:

Call 1-855-362-6704 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 15, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/unb prior to 3 a.m., May 15, 2013

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGE	☐

Annual Meeting Materials are available at:
http://www.cfpproxy.com/6393

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

1. TO FIX THE NUMBER OF DIRECTORS AT EIGHT (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

For	Withhold	For All Except
☐	☐	☐

(01) Cynthia D. Borck	(04) Timothy W. Sargent	(07) Schuyler W. Sweet
(02) Steven J. Bourgeois	(05) David S. Silverman	(08) Cornelius J. Van Dyke
(03) Kenneth D. Gibbons	(06) John H. Steel
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s') name(s) or number(s) in the space provided below.

2. TO CONSIDER A NONBINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECTUIVE OFFICERS;

For	Against	Abstain
☐	☐	☐

3. TO APPROVE A FREQUENCY OF ONE, TWO OR THREE YEARS FOR FUTURE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIRVE OFFICERS;

Three Years	Two Years	One Year	Abstain
☐	☐	☐	☐
(Board recommends a three year frequency)

4. TO RATIFY THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY DUNN MCNEIL & PARKER, LLC AS THE COMPANY'S EXTERNAL AUDITORS FOR 2013.

For	Against	Abstain
☐	☐	☐

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 4 AND FOR THREE YEARS FOR PROPOSAL 3. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 4 AND FOR THREE YEARS FOR PROPOSAL 3.

Please be sure to date and sign this proxy card in the box below.

Date	Sign above	Co-holder (if any) sign above
Please sign exactly as your name(s) appear(s) on this proxy card. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or entity, please sign in partnership or entity name by authorized person.